Exhibit 10.42                                                 Equity and Stock Pledge Agreement

        This EQUITY AND STOCK PLEDGE AGREEMENT (the "Agreement" or “Pledge Agreement”) is made and entered into as of August 1, 2012, by and between KIWIBOX.COM, INC., a Delaware corporation, having its principal offices at 330 West 38th Street, Suite 1602, New York, New York 10018 (the “Company” or the “Pledgor”) and the creditors named and listed on the Signature Page hereof (the “Pledgees” or the “Holders”).

BACKGROUND:

WHEREAS, the Company has entered into loan agreements with the four (4) Holders for an aggregate of up to $13,000,000 of loan principal and has issued to them its new Class AA Senior Secured Convertible Revolving Promissory Notes (the “Company Notes”) of even date herewith, copies of which are attached hereto as Exhibit A, which contains the promise of the Company to secure the repayment of the Company Notes by with the pledge all of the limited partnership interests of the Pledgor’s wholly-owned German subsidiary, KWICK! Community GmbH & Co. KG, a private German limited partnership (“KG”), and all of its shares of the sole general partner of KG, KWICK! Community Beteiligungs GmbH (“GmbH”, with KG and GmbH sometimes collectively referred to as “Kwick”), and we refer to all of KG’s limited partnership interests and all of GmbH’s shares, collectively as the “KWICK! Shares or the “Pledged Shares”, and

WHEREAS, The Pledgor desires to accommodate its promises pledge the Pledged Shares as security to the Holders for the repayment by the Company Notes and enter into this Pledge Agreement for such purposes.

NOW, THEREFORE, the parties agree as follows:

        1.     Creation of Security Interest. Pledgor hereby grants to the Holders, on a pari passu basis, and the Holders hereby accept, a first and present security interest in (i) the Pledged Shares, (ii) all Dividends (as defined in Section 5 hereof), and (iii) all Additional Securities (as defined in Section 6 hereof) to secure payment of the Company Notes and performance of all Pledgor's obligations under this Pledge Agreement. For purposes of this Pledge Agreement, the Pledged Shares, all Dividends and all Additional Securities will hereinafter be collectively referred to as the "Collateral”. Pledgor agrees that the Collateral will be deposited with and held by the Escrow Agent (as defined herein) and that, notwithstanding anything to the contrary set forth herein, for purposes of carrying out the provisions of this Pledge Agreement, Escrow Agent will act solely for the Company as its agent.

        2.     Representations and Warranties and Covenants Regarding Collateral. Pledgor hereby represents and warrants to the Holders that Pledgor has good title (both record and beneficial) to the Collateral, free and clear of all claims, pledges, security interests, liens or encumbrances of every nature whatsoever, and that Pledgor has the right to pledge and grant the Holders the security interest in the Collateral granted under this Pledge Agreement. Pledgor further agrees that, until all sums due under the Company Notes have been paid in full, and all of the obligations under this Pledge Agreement have been performed, Pledgor will not, without the Holders’ prior written consent, (i) sell, assign or transfer, or attempt to sell, assign or transfer, any of the Collateral, or (ii) grant or create, or attempt to grant or create, any security interest, lien, pledge, claim or other encumbrance with respect to any of the Collateral or (iii) suffer or permit to continue upon any of the Collateral during the term of this Pledge Agreement, an attachment, levy, execution or statutory lien.

        3.     Rights on Default. Upon an occurrence of an Event of Default under the Company Notes, the Holders will have full power to sell, assign and deliver or otherwise dispose the whole or any part of the Collateral at any broker's exchange or elsewhere, at public or private sale, at the option of the Holders, in order to satisfy any part of the obligations of Company now existing or hereinafter arising under the Company Notes or under this Pledge Agreement. On any such sale, the Holders or their assigns may purchase all or any part of the Collateral. In addition, at their sole option, the Holders may elect to retain all the Collateral in full satisfaction of the Company’s obligation under the Company Notes, in accordance with the provisions and procedures set forth in the New York Uniform Commercial Code. Pledgor agrees at the Holders’ request, to cooperate with the Holders in connection with the disposition of any and all of the Collateral and to execute and deliver any documents which the Holders shall reasonably request to permit disposition of the Collateral.

1

        4.     Additional Remedies. The rights and remedies granted to the Holders herein upon an Event of Default will be in addition to all the rights, powers and remedies of the Holders under the New York Uniform Commercial Code and applicable law and such rights, powers and remedies will be exercisable by the Holders with respect to all of the Collateral. Pledgor agrees that the Holders’ reasonable expenses of holding the Collateral, preparing it for resale or other disposition, and selling or otherwise disposing of the Collateral, including attorneys' fees and other legal expenses, will be deducted from the proceeds of any sale or other disposition and will be included in the amounts Pledgor must tender to redeem the Collateral. All rights, powers and remedies of the Holders will be cumulative and not alternative. Any forbearance or failure or delay by the Holders in exercising any right, power or remedy hereunder will not be deemed to be a waiver of any such right, power or remedy and any single or partial exercise of any such right, power or remedy hereunder will not preclude the further exercise thereof.

        5.     Dividends; Voting. All dividends hereinafter declared on or payable with respect to any Collateral during the term of this Pledge Agreement (excluding only ordinary cash dividends, which will be payable to Pledgor so long as no Event of Default has occurred under the Company Notes) (the "Dividends") will be immediately delivered to the Company to be held in pledge under this Pledge Agreement. Notwithstanding this Pledge Agreement, so long as Pledgor owns the KWICK! Shares and no Event of Default has occurred under the Company Notes, Pledgor will be entitled to vote any shares comprising the Collateral, subject to any proxies granted by Pledgor.

        6.     Adjustments. In the event that during the term of this Pledge Agreement, any stock dividend, reclassification, readjustment, stock split or other change is declared or made with respect to the Collateral, or if warrants or any other rights, options or securities are issued in respect of the Collateral, (the "Additional Securities") then all new, substituted and/or additional shares or other securities issued by reason of such change or by reason of the exercise of such warrants, rights, options or securities, will be (if delivered to Pledgor, immediately surrendered to the Company and) pledged to the Holders to be held under the terms of this Pledge Agreement as and in the same manner as the Collateral is held hereunder.

7. Appointment of Escrow Agent. The Holders and the Pledgor hereby appoint the Chief Financial Officer of the Company, Craig Cody, to serve as Escrow Agent under the terms of this Pledge Agreement. Escrow Agent shall hold the Collateral, including the certificates representing the Pledged Shares and the accompanying stock powers, in escrow. Escrow Agent shall release such parts or all of the Collateral from escrow as instructed by a writing, signed by the Company and all of the Holders named in this Pledge Agreement. In the event that the Escrow Agent determines, in his sole and absolute discretion, that there is a “Dispute”, defined below, between the parties, Escrow Agent is hereby expressly authorized to: (A) provide all parties with a 30-day written notice that Escrow Agent has determined that there is a Dispute under this Pledge Agreement, detailing in the notice the facts and circumstances comprising the Dispute, and informing the parties that unless Escrow Agent receives a signed document by all parties resolving the Dispute within such 30-day notice period, Escrow Agent shall be further authorized to deposit the Collateral with the Supreme Court, New York County, State of New York, to hold pending resolution of the Dispute, and Escrow Agent shall, in such event, be released from his duties and obligations under this Pledge Agreement. For all purposes under this Pledge Agreement, “Dispute” shall mean any matter of interpretation, construction or application of any one or more term and/or provision of the Pledge Agreement, any communication or notice received from one or more of the parties to this Pledge Agreement, whether oral or written, raising an issue or point of disagreement, objection, or the like with respect to any duty, obligation or proposed action by Escrow Agent and which, in the sole and absolute discretion of the Escrow Agent, represents a legal or factual conflict between one or more of the parties to this Pledge Agreement. Notwithstanding anything to the contrary set forth herein, the parties herby agree to defend Escrow Agent and hold him harmless from and against any liability of any nature arising out of or in connection with his agreement to serve as Escrow Agent and the performance of his duties and obligations hereunder, except, however, in the case such liability arises out of or in connection with Escrow Agent’s gross negligence or willful wrongdoing.

2

        8.     Redelivery of Collateral; No Release for Partial Payment.

        (a)   Until all obligations of the Company under the Company Notes and under this Pledge Agreement have been satisfied in full, all Collateral will continue to be held in pledge under this Pledge Agreement.

        (b)   Upon performance of all of the Company’s obligations under the Company Notes and this Pledge Agreement, the Holders will immediately authorize the Escrow Agent to redeliver the Collateral to Pledgor and this Pledge Agreement will terminate.

        9.     Further Assurances. Pledgor shall, at the request of one or more of the Holders, execute and deliver such further documents and take such further actions as the Holders shall reasonably request to perfect and maintain the Holder’s security interest in the Collateral, or in any part thereof.

        10.   Successors and Assigns. This Pledge Agreement will inure to the benefit of the respective heirs, personal representatives, successors and assigns of the parties hereto.

        11.   Governing Law; Severability. This Pledge Agreement will be governed by and construed in accordance with the internal laws of the State of New York, excluding that body of law relating to conflicts of law. Should one or more of the provisions of this Pledge Agreement be determined by a court of law to be illegal or unenforceable, the other provisions nevertheless will remain effective and will be enforceable.

        12.   Modification; Entire Agreement. This Pledge Agreement will not be amended without the written consent of all parties hereto. This Pledge Agreement, together with the Company Notes constitute the entire agreement of the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings related to such subject matter.

[Signatures on Following Page]

3

IN WITNESS WHEREOF, the parties hereto have executed this Pledge Agreement as of the date and year first above written.

PLEDGOR: KIWIBOX.COM, INC.
By:
Andre Scholz, President

HOLDERS:
1. Discover Advisory Company	2. Cambridge Services, Inc.
By:	By:

(Print Name and Title)	(Print Name and Title)
3. Kreuzfeld, Ltd.	4. VGZ
By:	By:

(Print Name and Title)	(Print Name and Title)

ESCROW AGENT FOR PURPOSES OF SECTION 7 ONLY

Craig Cody

4

Exhibit A

Copies of

Class AA Senior Secured Convertible Revolving Promissory Notes

Dated as of August 1, 2012 and Issued to:

Discover Advisory Company, Cambridge Services, Inc., Kreuzfeld Ltd. and VGZ

5